Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-143699 on Form S-8 of our reports dated March 25, 2011, relating to the financial statements and financial statement schedule of Collective Brands, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 29, 2011.

/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
August 31, 2011